EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
April 20, 2005

For more information, please contact:
         Hugh W. Mohler, Chairman & CEO                       410-427-3707
         Mark A. Semanie, Executive Vice President & CFO      410-427-3715


                        BAY NATIONAL CORPORATION REPORTS
                  RECORD FIRST QUARTER 2005 EARNINGS PER SHARE

BALTIMORE, MD (APRIL 20, 2005) Bay National Corporation (OTCBB:BANI), the bank holding company for Bay National Bank (the "Bank"), today reported net income per common share of $.22 for the quarter ended March 31, 2005, a seven-fold increase from $.03 earned in the first quarter of 2004.

For the quarter ended March 31, 2005, Bay National Corporation reported net income of $429,000, as compared to $61,000 for the first quarter 2004.

Hugh W. Mohler, Chairman and Chief Executive Officer, commented, "Our solid asset quality, efficient operating structure and interest rate risk management contributed to our successful quarter."

At March 31, 2005, assets totaled $171.5 million, up 15.3% from first quarter 2004. Net loans rose 29.7% to $140.3 million at March 31, 2005, as compared to $108.2 million at March 31, 2004.

Core deposits increased 40.9% year-over-year to $121.8 million at March 31, 2005. Core deposits, which management categorizes as all deposits other than national market certificates of deposit and three accounts with highly variable balances, are closely monitored by management because they consider them not only a relatively stable source of funding but also




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reflective of the growth of commercial and consumer depository relationships.

Against a backdrop of a flattening yield curve, as short term rates increased more than long term rates, the Bank's net interest margin rose 21.6% to 4.11 percent at March 31, 2005 as compared to 3.38 percent at March 31, 2004.

During the quarter ended March 31, 2005, there were no loan charge-offs and no non-performing loans. Appropriate reserves continue to be maintained for potential loan losses.

The book value of the Corporation's common stock increased 10.9% from a year ago, and the market price of common shares at the close of the first quarter 2005 quarter was $14.50, up 27.2% from the closing price at March 31, 2004.

Mr. Mohler concluded, "I believe what distinguishes Bay National Bank in this very competitive environment is our integrity, stability and commitment to service excellence. These same attributes, I believe, have contributed enormously to our financial success."

Bay National Corporation has two full-service banking offices--Baltimore and Salisbury, Maryland. It focuses on filling the void created by the persistent and unprecedented bank merger and acquisition activity. The bank's niche is small to middle-market businesses, professional service firms, non-profit entities and successful individuals. It offers a complete range of commercial, private, cash management, retail and mortgage banking services delivered with a high degree of respect and integrity.

The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Such statements, regarding Bay National Corporation's anticipated future results of operations, are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, changes in interest rates, deposit flows, loan demand and real estate values; as well as changes in economic, competitive, governmental, regulatory, technological and other factors which may affect Bay National Corporation specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. Bay National Corporation will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to the Bay National Corporation reports filed with the U.S. Securities and Exchange Commission and available at their web site.


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SELECTED UNAUDITED FINANCIAL DATA
AS OF MARCH 31, 2005 and 2004
(dollars in thousands, except per share data)

                                                                                        2005             2004
                                                                                        ----             ----

Total assets                                                                       $     171,490     $    148,752
Cash and due from banks                                                                    1,163            1,151
Federal funds sold and other overnight investments                                        18,493           35,150
Loans held for sale                                                                        7,727              952
Investment securities available for sale                                                   1,543            1,448
Other equity securities                                                                      655              532
Loans, net                                                                               140,353          108,219
Deposits                                                                                 154,352          134,747
Short-term borrowings                                                                      1,261            1,450
Note payable                                                                               1,250               --
Stockholders' equity                                                                      13,867           12,128

Common shares outstanding                                                              1,920,194        1,862,710
Book value per share                                                               $        7.22     $       6.51
Ratio of interest earning assets to interest                                                               123.55
     bearing liabilities                                                                  128.03  %              %
Stockholders' equity as a percentage of assets                                              8.09%            8.15%

SELECTED UNAUDITED FINANCIAL RATIOS
FOR THREE MONTHS ENDED MARCH 31, 2005 and 2004

Weighted average yield/rate on:                                                         2005             2004
                                                                                        ----             ----

Loans                                                                                       6.54  %          5.73%
Investments and interest bearing cash balances                                              1.79  %           .71%
Deposits, short-term borrowings and note payable                                            2.47  %          2.08%
Net interest spread                                                                         3.58  %          2.95%
Net interest margin                                                                         4.11  %          3.38%

SELECTED UNAUDITED OPERATIONAL DATA FOR THE PERIODS ENDED MARCH 31, 2005 and 2004 (dollars in thousands, except per share data)

                                                                                         Three Months Ended
                                                                                              March 31
                                                                                       --------------------------
                                                                                       2005              2004
                                                                                       ----              ----
Interest income                                                                   $        2,541     $      1,561
Interest expense                                                                             815              511
Net interest income                                                                        1,726            1,050
Provision for credit losses                                                                   32              110
Net interest income after provision for credit                                             1,694              940
     losses
Non-interest income                                                                          102              125
Non-interest expenses                                                                      1,367            1,004
Income before income taxes                                                                   429               61
Income taxes                                                                                  --               --
Net income                                                                        $          429     $         61

PER COMMON SHARE
Basic net income per share                                                        $          .22     $        .03
Diluted net income per share                                                      $          .22     $        .03
Average shares outstanding (Basic)                                                     1,919,725        1,862,710
Average shares outstanding (Diluted)                                                   1,986,298        1,917,415

STOCK PRICE
     High                                                                         $        15.25     $      14.00
     Low                                                                          $        13.20     $      10.10
     Close                                                                        $        14.50     $      11.40

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SUPPLEMENTAL INFORMATION:

                                                                                    March 31,      March 31,
Reconciliation of total deposits to core deposits:                                     2005          2004
                                                                                       ----          -----

Total deposits                                                                    $  154,352        $134,747
National market certificates of deposit                                              (22,569)        (31,180)
Variable balance accounts (3 customers as of
    March 31, 2005, 2 customers as of March 31,
       2004)                                                                          (9,957)        (17,081)

                                                                                   ----------  ---------------
Core deposits                                                                     $  121,826        $ 86,486
                                                                                   ==========  ===============


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